     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1999



                                                      REGISTRATION NO. 333-78985

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                            1-800-FLOWERS.COM, INC.

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          5992                  11-3117311
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or         Classification Code Number)     Identification
        Organization)                                               Number)

                              1600 STEWART AVENUE
                            WESTBURY, NEW YORK 11590
                                 (516) 237-6000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                                JAMES F. MCCANN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            1-800-FLOWERS.COM, INC.
                              1600 STEWART AVENUE
                            WESTBURY, NEW YORK 11590
                                 (516) 237-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                         ------------------------------

                                   COPIES TO:

      ALEXANDER D. LYNCH, ESQ.                PAUL P. BROUNTAS, ESQ.
       KENNETH R. MCVAY, ESQ.                  BRENT B. SILER, ESQ.
   BROBECK, PHLEGER & HARRISON LLP               HALE AND DORR LLP
      1633 BROADWAY, 47TH FLOOR                   60 STATE STREET
      NEW YORK, NEW YORK 10019              BOSTON, MASSACHUSETTS 02109
           (212) 581-1600                         (617) 526-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the class A common stock being registered.


SEC registration fee...........................................  $   34,528
NASD filing fee................................................      15,500
NASDAQ listing fee.............................................      95,500
Legal fees and expenses........................................     500,000
Accountants' fees and expenses.................................     300,000
Printing expenses..............................................     350,000
Blue sky fees and expenses.....................................       5,000
Transfer agent and registrar fees and expenses.................      15,000
Miscellaneous..................................................     184,472
                                                                 ----------
      Total....................................................  $1,500,000
                                                                 ----------
                                                                 ----------



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the Delaware General Corporation Law, or DGCL, makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

    The certificate of incorporation of 1-800-FLOWERS.COM provides for indemnification of our directors against, and absolution of, liability to 1-800-FLOWERS.COM and its stockholders to the fullest extent permitted by the DGCL. 1-800-FLOWERS.COM maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following information regarding the issuance of the Registrant's securities does not give effect to the recapitalization or subsequent split of its common stock. Pursuant to the Registrant's recapitalization, each share of class A common stock outstanding will be automatically converted into one share of new class B common stock and each share of class B common stock will be automatically converted into one share of new class B common stock. In May 1999, each share of class C common stock was converted into one share of class B common stock and cash. Pursuant to the stock split, each share of common stock will be split into 10 shares of the same class. The Registrant has issued the following securities since May 1996:


        1. On April 28, 1996, the Registrant issued 76,292 shares of class B common stock to James F. McCann as partial repayment for a debt owed by the Registrant to Mr. McCann.

        2. On June 28, 1996, the Registrant issued 8,476.97 shares of class C common stock to James F. McCann as partial repayment for a debt owed by the Registrant to Mr. McCann.

        3. From February 3, 1997 to January 18, 1999, the Registrant granted 123,750 options to purchase Class B common stock to 29 employees at exercise prices ranging from $13.00 to $20.00.


        4. On May 20, 1999, the Registrant issued 1,127,546 shares of preferred stock for an aggregate amount of $117.4 million. The preferred stock automatically converts into class A common stock upon the closing of the initial public offering.


    The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

                               INDEX TO EXHIBITS


NUMBER                                        DESCRIPTION
-----------  -----------------------------------------------------------------------------
     1.1(*)  Form of Underwriting Agreement.
     3.1(++) Third Amended and Restated Certificate of Incorporation.
     3.2(*)  Form of Amendment No. 1 to Third Amended and Restated Certificate of
             Incorporation to be effective upon the initial public offering.
     3.3(++) Amended and Restated By-laws.
     4.1(++) Specimen class A common stock certificate.
     4.2     See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of
             Incorporation and By-laws of the Registrant defining the rights of holders of
             Common Stock of the Registrant.
     4.3(++) Form of Warrant.
     5.1(++) Opinion of Brobeck, Phleger & Harrison LLP.
    10.1(++) Lease, commencing on May 15, 1998, between 1600 Stewart Avenue, L.L.C and
             800-FLOWERS, Inc.
    10.2(++) Investment Agreement, dated as of January 16, 1995, among Chemical Venture
             Capital Associates, Teleway, Inc. and James F. McCann.
    10.3(++) Consent and Amendment No. 1 to Investment Agreement, dated as of May 20,
             1999, among Chase Capital Partners, 1-800-FLOWERS.COM, Inc. and James F.
             McCann.
    10.4(++) Credit Agreement, dated as of March 19,1999, between 1-800-FLOWERS, Inc. and
             The Chase Manhattan Bank.

NUMBER                                        DESCRIPTION
-----------  -----------------------------------------------------------------------------
    10.5(+)  Interactive Marketing Agreement, dated as of May 1, 1997, between America
             Online, Inc. and 800-FLOWERS, Inc.
    10.6(+)  Interactive Marketing Agreement, dated as of January 1, 1998, between America
             Online, Inc. and 800-FLOWERS, Inc.
    10.7(+)  E-Commerce Merchant Agreement for The Plaza on MSN, with a term start date of
             October 21, 1997, between The Microsoft Network, L.L.C. and 800-FLOWERS,
             Inc., as amended.
    10.8(+)  Sponsorship Agreement, dated as of May 1, 1998, between Excite, Inc. and
             800-FLOWERS, Inc.
    10.9(+)  Development and Hosting Agreement, dated as of June 18, 1999, between Fry
             Multimedia, Inc. and 800-Gifthouse, Inc.
   10.10(++) 1997 Stock Option Plan, as amended.
   10.11(++) Stockholders' Agreement, dated as of April 3, 1998, among The Plow & Hearth,
             Inc., 1-800-FLOWERS, Inc. and the Persons Set Forth on Schedule A thereto.
   10.12(++) Amendments to Stockholders' Agreement, dated as of May 17, 1999, among The
             Plow & Hearth, Inc., 1-800-FLOWERS.COM, Inc. and the Persons Set Forth on
             Schedule A thereto.
   10.13(++) Employment Agreement, effective as of January 4, 1999, between John W. Smolak and 1-800-FLOWERS, Inc.
   10.14(++) Employment Agreement, effective as of April 3, 1998, between Peter G. Rice and 1-800-FLOWERS, Inc.
   10.15(++) Employment Agreement, effective as of January 18, 1999, between Kerry W. Coin and 1-800-FLOWERS, Inc.
   10.16(++) Investors' Rights Agreement, dated as of May 20, 1999, among
             1-800-FLOWERS.COM, Inc. James F. McCann, Christopher G. McCann and the
             persons designated as Investors on the signature pages thereto.
   10.17(++) Stock Purchase Agreement, dated as of May 20, 1999, among 1-800-FLOWERS.COM,
             Inc., James F. McCann, Christopher G. McCann and the Investors listed on
             Schedule A thereto.
    10.18(*) 1999 Stock Incentive Plan.
   10.19(++) Employment Agreement, effective as of July 1, 1999, between James F. McCann and 1-800-FLOWERS.COM, Inc.
   10.20(++) Employment Agreement, effective as of July 1, 1999, between Christopher G.
             McCann and 1-800-FLOWERS.COM, Inc.
    21.1(++) Subsidiaries of the Registrant.
    23.1(++) Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).
    23.2(*)  Consent of Ernst & Young LLP.
    23.3(*)  Consent of KPMG LLP.
    24.1(++) Powers of Attorney (included in the Signature Page).
    27.1(++) Financial Data Schedule for the year ended June 28, 1998.
    27.2(++) Financial Data Schedule for the nine months ended March 28, 1999.


------------------------

(*)   To be filed by amendment.

(+)   Confidential treatment to be requested for certain portions of this
    Exhibit pursuant to Rule 406 promulgated under the Securities Act.


(++)  Previously filed.

(b) Financial Statement Schedules

        Schedule II--Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of July, 1999.



Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               James F. McCann
                                               Chief Executive Officer
                                               Chairman of the Board of Directors
                                               (Principal Executive Officer)



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated below:



Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               James F. McCann
                                               Chief Executive Officer
                                               Chairman of the Board of Directors
                                               (Principal Executive Officer)

Dated: July 12, 1999                           /s/ JOHN W. SMOLAK
                                               --------------------------------------------
                                               John W. Smolak
                                               Senior Vice President--Finance and
                                               Administration (Principal Financial and
                                               Accounting Officer)

Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               Christopher G. McCann
                                               Director, Senior Vice President

Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               T. Guy Minetti
                                               Director

Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               Jeffrey C. Walker
                                               Director

Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               David Beirne
                                               Director

Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               Charles R. Lax
                                               Director

Dated: July 12, 1999                           *
                                               --------------------------------------------
                                               Kevin J. O'Connor
                                               Director



*By:       /s/ JOHN W. SMOLAK
           --------------------------------
           John W. Smolak
           Attorney-in-fact

                               INDEX TO EXHIBITS


 NUMBER                                   DESCRIPTION                                   PAGE
-----------  ----------------------------------------------------------------------  -----------

      1.1(*) Form of Underwriting Agreement.

     3.1(++) Third Amended and Restated Certificate of Incorporation.

      3.2(*) Form of Amendment No. 1 to Third Amended and Restated Certificate of
             Incorporation to be effective upon the initial public offering.

     3.3(++) Amended and Restated By-laws.

     4.1(++) Specimen class A common stock certificate.

      4.2    See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of
             Incorporation and By-laws of the Registrant defining the rights of holders of Common Stock of the Registrant.

     4.3(++) Form of Warrant.

     5.1(++) Opinion of Brobeck, Phleger & Harrison LLP.

    10.1(++) Lease, commencing on May 15, 1998, between 1600 Stewart Avenue, L.L.C and 800-FLOWERS, Inc.

    10.2(++) Investment Agreement, dated as of January 16, 1995, among Chemical
             Venture Capital Associates, Teleway, Inc. and James F. McCann.

    10.3(++) Consent and Amendment No. 1 to Investment Agreement, dated as of May
             20, 1999, among Chase Capital Partners, 1-800-FLOWERS.COM, Inc. and
             James F. McCann.

    10.4(++) Credit Agreement, dated as of March 19,1999, between 1-800-FLOWERS,
             Inc. and The Chase Manhattan Bank.

     10.5(+) Interactive Marketing Agreement, dated as of May 1, 1997, between
             America Online, Inc. and 800-FLOWERS, Inc.

     10.6(+) Interactive Marketing Agreement, dated as of January 1, 1998, between
             America Online, Inc. and 800-FLOWERS, Inc.

     10.7(+) E-Commerce Merchant Agreement for The Plaza on MSN, with a term start date of October 21, 1997, between The Microsoft Network, L.L.C. and
             800-FLOWERS, Inc., as amended.

     10.8(+) Sponsorship Agreement, dated as of May 1, 1998, between Excite, Inc.
             and 800-FLOWERS, Inc.

     10.9(+) Development and Hosting Agreement, dated as of June 18, 1999, between
             Fry Multimedia, Inc. and 800-Gifthouse, Inc.

   10.10(++) 1997 Stock Option Plan, as amended.

   10.11(++) Stockholders' Agreement, dated as of April 3, 1998, among The Plow &
             Hearth, Inc., 1-800-FLOWERS, Inc. and the Persons Set Forth on
             Schedule A thereto.

   10.12(++) Amendments to Stockholders' Agreement, dated as of May 17, 1999, among
             The Plow & Hearth, Inc., 1-800-FLOWERS.COM, Inc. and the Persons Set
             Forth on Schedule A thereto.

   10.13(++) Employment Agreement, effective as of January 4, 1999, between John W.
             Smolak and 1-800-FLOWERS, Inc.

   10.14(++) Employment Agreement, effective as of April 3, 1998, between Peter G.
             Rice and 1-800-FLOWERS, Inc.

   10.15(++) Employment Agreement, effective as of January 18, 1999, between Kerry
             W. Coin and 1-800-FLOWERS, Inc.

 NUMBER                                   DESCRIPTION                                   PAGE
-----------  ----------------------------------------------------------------------  -----------
   10.16(++) Investors' Rights Agreement, dated as of May 20, 1999, among
             1-800-FLOWERS.COM, Inc. James F. McCann, Christopher G. McCann and the
             persons designated as Investors on the signature pages thereto.

   10.17(++) Stock Purchase Agreement, dated as of May 20, 1999, among
             1-800-FLOWERS.COM, Inc., James F. McCann, Christopher G. McCann and the Investors listed on Schedule A thereto.

    10.18(*) 1999 Stock Incentive Plan.

   10.19(++) Employment Agreement, effective as of July 1, 1999, between James F.
             McCann and 1-800-FLOWERS.COM, Inc.

   10.20(++) Employment Agreement, effective as of July 1, 1999, between
             Christopher G. McCann and 1-800-FLOWERS.COM, Inc.

    21.1(++) Subsidiaries of the Registrant.

    23.1(++) Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1).

     23.2(*) Consent of Ernst & Young LLP.

     23.3(*) Consent of KPMG LLP.

    24.1(++) Powers of Attorney (included in the Signature Page).

    27.1(++) Financial Data Schedule for the year ended June 28, 1998.

    27.2(++) Financial Data Schedule for the nine months ended March 28, 1999.


------------------------

(*)   To be filed by amendment.

(+)   Confidential treatment to be requested for certain portions of this
    Exhibit pursuant to Rule 406 promulgated under the Securities Act.


(++)  Previously filed.